Exhibit 10.1

AMENDMENT NO. 2 TO THE

SONIDA SENIOR LIVING, INC.

2019 OMNIBUS STOCK AND INCENTIVE PLAN

THIS AMENDMENT NO. 2 TO THE SONIDA SENIOR LIVING, INC. 2019 OMNIBUS STOCK AND INCENTIVE PLAN (this “Amendment”), is made effective upon the approval of the stockholders of the Company of this Amendment (the “Effective Date”). All capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Plan (as defined below).

RECITALS

WHEREAS, Sonida Senior Living, Inc. (the “Company”) maintains the Company 2019 Omnibus Stock and Incentive Plan, as amended (the “Plan”);

WHEREAS, pursuant to the Plan, the Board of Directors of the Company (the “Board”) has the authority to amend the Plan from time to time; and

WHEREAS, the Board approved this Amendment pursuant to a resolution of the Board.

NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended as follows, effective as of the Effective Date:

AMENDMENT

1.    Section 3.3 of the Plan is hereby amended in its entirety to read as follows:

“3.3    Limitation on Number of Shares Subject to Awards. Notwithstanding any provision in the Plan to the contrary, and subject to Article 10, the maximum number of Shares with respect to one or more Awards that may be granted to any one Participant during any calendar year shall be 125,000 Shares and the maximum amount that may be paid in cash during any calendar year with respect to any Award shall be $7,500,000.”

2.     This Amendment shall be and is hereby incorporated into and forms a part of the Plan.

3.     Except as expressly provided herein, all terms and conditions of the Plan shall remain in full force and effect.

SONIDA SENIOR LIVING, INC.

By:	/s/ Kimberly S. Lody
Name:	Kimberly S. Lody
Title:	President and Chief Executive Officer